EXHIBIT 11

                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                   (In thousands except per share data)

                                                        Quarter Ended
                                                __________________________
                                                   July 1,         July 2,
                                                    1995            1994
                                                __________________________

Primary:

     Average common shares outstanding
     during the period                             144,720         147,683
     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                      342             832
                                                   _______         _______
     Total common and common equivalent
     shares outstanding                            145,062         148,515

     Less antidilutive shares                                          832
                                                   _______         _______
     Adjusted shares                               145,062         147,683
                                                   =======         =======
     Net income (loss)                             $57,710       $(148,401)
                                                   =======       =========
     Earnings (loss) per share                       $0.40          $(1.00)
                                                     =====          ======

Fully Diluted:

     Average common shares outstanding
     during the period                             144,720         147,683

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                         342           1,004
                                                   _______         _______
     Total common and common equivalent
     shares outstanding                            145,062         148,687

     Less antidilutive shares                                        1,004
                                                   _______         _______
     Adjusted shares                               145,062         147,683
                                                   =======         =======
     Net income (loss)                             $57,710       $(148,401)
                                                   =======       =========
     Earnings (loss) per share                       $0.40          $(1.00)
                                                     =====          ======

EXHIBIT 11

                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                   (In thousands except per share data)

                                                     Nine Months Ended
                                                __________________________
                                                   July 1,         July 2,
                                                    1995            1994
                                                __________________________

Primary:

     Average common shares outstanding
     during the period                             144,373         147,594

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                      343             798
                                                   _______         _______
     Total common and common equivalent
     shares outstanding                            144,716         148,392

     Less antidilutive shares                                          798
                                                   _______         _______
     Adjusted shares                               144,716         147,594
                                                   =======         =======
     Net income (loss)                            $160,388        $(60,901)
                                                  ========        ========
     Earnings (loss) per share                       $1.11          $(0.41)
                                                     =====          ======

Fully Diluted:

     Average common shares outstanding
     during the period                             144,373         147,594
     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                         343             964
                                                   _______         _______
     Total common and common equivalent
     shares outstanding                            144,716         148,558

     Less antidilutive shares                                          964
                                                   _______         _______
     Adjusted shares                               144,716         147,594
                                                   =======         =======
     Net income (loss)                            $160,388        $(60,901)
                                                  ========        ========
     Earnings (loss) per share                       $1.11          $(0.41)
                                                     =====          ======



                                    186